Exhibit 99.1

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact:
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

Adobe Reports Record Fourth Quarter and Fiscal Year 2006 Revenue

Company Achieves 31 Percent Annual Revenue Growth

SAN JOSE, Calif. — December 14, 2006 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year ended December 1, 2006.   The Company’s results reflect the acquisition of Macromedia in December 2005, and are compared to pre-acquisition results of prior fiscal periods as applicable.

In the fourth quarter of fiscal 2006, Adobe achieved record revenue of $682.2 million, compared to $510.4 million reported for the fourth quarter of fiscal 2005 and $602.2 million reported in the third quarter of fiscal 2006. On a year-over-year basis, this represents 34 percent revenue growth.  Adobe’s fourth quarter revenue target range was $655 to $685 million.

“Fiscal 2006 was another year of solid financial performance for Adobe,” said Bruce R. Chizen, Adobe chief executive officer. “We generated record revenue, and for the fourth consecutive year, achieved double digit revenue growth. At the same time, we successfully integrated Macromedia, leveraging our combined assets to provide platform-level solutions that redefine the way people engage with ideas and information.”

GAAP diluted earnings per share for the fourth quarter of fiscal 2006 were $0.30.  Adobe’s fourth quarter GAAP EPS target range was $0.29 to $0.32.

Non-GAAP diluted earnings per share were $0.33.  Non-GAAP diluted earnings per share exclude amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, SFAS 123R stock-based compensation, investment gains, and tax differences due to the timing and deductibility of certain adjustments.  Adobe’s fourth quarter non-GAAP EPS target range was $0.32 to $0.34.

GAAP net income was $181.9 million for the fourth quarter of fiscal 2006, compared to $156.3 million reported in the fourth quarter of fiscal 2005, and $94.4 million in the third quarter of fiscal 2006.  Non-GAAP net income was $197.0 million for the fourth quarter of fiscal 2006, compared to $151.5 million in the fourth quarter of fiscal 2005, and $171.5 million in the third quarter of fiscal 2006.  Non-GAAP net income excludes, as applicable, amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, SFAS 123R stock-based compensation, investment gains and losses, and tax differences due to the timing and deductibility of certain adjustments as well as the net tax impact of the repatriation of certain foreign earnings.

GAAP diluted earnings per share for the fourth quarter of fiscal 2006 were $0.30 based on 602.2 million weighted average shares. This compares with GAAP diluted earnings per share of $0.31 reported in the fourth quarter of fiscal 2005, based on 508.6 million weighted average shares, and GAAP diluted earnings per share of $0.16 reported in the third quarter of fiscal 2006, based on 600.9 million weighted average shares.

Adobe’s GAAP operating income was $161.5 million in the fourth quarter of fiscal 2006, compared to $191.9 million in the fourth quarter of fiscal 2005 and $110.0 million in the third quarter of fiscal 2006.  As a percent of revenue, GAAP operating income in the fourth quarter of fiscal 2006 was 23.7 percent, compared to 37.6 percent in the fourth quarter of fiscal 2005 and 18.3 percent in the third quarter of fiscal 2006.

Adobe’s non-GAAP operating income was $254.0 million in the fourth quarter of fiscal 2006, compared to $191.9 million in the fourth quarter of fiscal 2005 and $207.2 million in the third quarter of fiscal 2006.  Non-GAAP operating income excludes, as applicable, amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, and SFAS 123R stock-based compensation.  As a percent of revenue, non-GAAP operating income in the fourth quarter of fiscal 2006 was 37.2 percent, compared to 37.6 percent in the fourth quarter of fiscal 2005 and 34.4 percent in the third quarter of fiscal 2006.

Adobe Reports Record Annual Revenue in Fiscal Year 2006

In fiscal year 2006, Adobe achieved record revenue of $2.575 billion, compared to $1.966 billion in fiscal 2005.  On a year-over-year basis, annual revenue grew 31 percent.

Adobe’s annual GAAP net income was $504.4 million in fiscal 2006, compared to $602.8 million in fiscal 2005.  Adobe’s annual non-GAAP net income was $752.5 million in fiscal 2006, compared to $575.1 million in fiscal 2005.  Non-GAAP net income excludes, as applicable, amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, SFAS 123R stock-based compensation, investment gains and losses, and tax differences due to the timing and deductibility of certain adjustments as well as the net tax impact of the repatriation of certain foreign earnings.

GAAP diluted earnings per share for fiscal 2006 were $0.82.  Non-GAAP diluted earnings per share for fiscal 2006 were $1.23.  Non-GAAP diluted earnings per share exclude, as applicable, amortization of purchased intangibles, amortization of Macromedia deferred compensation, restructuring charges related to the Macromedia acquisition, a charge for incomplete technology related to a small acquisition, SFAS 123R stock-based compensation, investment gains and losses, and tax differences due to the timing and deductibility of certain adjustments.

Adobe Provides First Quarter FY2007 and Fiscal Year 2007 Financial Targets

For the first quarter of fiscal 2007, Adobe announced it is targeting revenue of $640 million to $670 million.  The Company also is targeting a GAAP operating margin of approximately 19 to 21 percent in the first quarter.  On a non-GAAP basis, which excludes acquisition-related costs and SFAS 123R stock-based compensation, the Company is targeting a first quarter operating margin of approximately 33 to 34 percent.

In addition, Adobe is targeting its share count to be between 609 million and 611 million shares in the first quarter of fiscal 2007.  The Company also is targeting other income in its first quarter to be approximately $20 million to $22 million, with a GAAP and non-GAAP tax rate of approximately 26 to 28 percent.

These targets lead to a first quarter GAAP earnings per share target range of approximately $0.17 to $0.20.  On a non-GAAP basis, which excludes acquisition-related costs, SFAS 123R stock-based compensation, and tax differences due to the timing and deductibility of certain adjustments, the Company is targeting earnings per share of approximately $0.28 to $0.30.

For fiscal year 2007, Adobe announced it is targeting annual revenue growth of approximately 15 percent.  The Company also is targeting a GAAP operating margin of approximately 25 to 27 percent, and a non-GAAP operating margin – which excludes acquisition-related costs and SFAS 123R stock-based compensation – of approximately 37 to 38 percent.

Forward Looking Statements Disclosure

This press release contains forward looking statements, including those related to revenue, operating margin, other income, tax rate, share count and earnings per share, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products by existing and new competitors, failure to successfully manage transitions to new business models and markets, difficulty in predicting revenue from new businesses, failure to anticipate and develop new products in response to changes in demand for application software, computers and printers, intellectual property disputes and litigation, inability to protect Adobe’s intellectual property from unauthorized copying, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to Adobe’s distribution channel, disruption of Adobe’s business due to catastrophic events, interruptions or terminations in Adobe’s relationships with turnkey assemblers, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in tax rates, Adobe’s inability to attract and retain key personnel, and market risks associated with Adobe’s equity investments. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings. Adobe does not undertake an obligation to update forward looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere, and through any medium.  For more information, visit www.adobe.com.

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© 2006 Adobe Systems Incorporated. All rights reserved. Adobe, Macromedia, and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	December 1, 2006	December 2, 2005	December 1, 2006	December 2, 2005

Revenue:
Products	$653,805	$498,457	$2,484,710	$1,923,278
Services and support	28,370	11,914	90,590	43,043
Total revenue	682,175	510,371	2,575,300	1,966,321

Total cost of revenue:
Products	61,080	24,720	226,506	89,942
Services and support	18,545	5,975	65,951	22,636
Total cost of revenue	79,625	30,695	292,457	112,578

Gross profit	602,550	479,676	2,282,843	1,853,743

Operating Expenses:
Research and development	142,513	94,647	543,781	365,328
Sales and marketing	222,328	147,229	863,746	593,323
General and administrative	58,973	45,870	236,297	166,658
Restructuring and other charges	(518)	—	19,733	—
Amortization of purchased intangibles	17,762	—	69,873	—
Total operating expenses	441,058	287,746	1,733,430	1,125,309

Operating income	161,492	191,930	549,413	728,434

Non-operating income:
Investment income (loss), net	64,967	4,998	61,249	(1,301)
Interest and other income	19,622	10,291	67,185	38,643
Total non-operating income	84,589	15,289	128,434	37,342

Income before income taxes	246,081	207,219	677,847	765,776
Provision for income taxes	64,226	50,968	173,427	162,937

Net income	$181,855	$156,251	$504,420	$602,839

Basic net income per share	$0.31	$0.32	$0.85	$1.23

Shares used in computing basic net income per share	584,798	492,517	593,750	489,921

Diluted net income per share	$0.30	$0.31	$0.82	$1.19

Shares used in computing diluted net income per share	602,175	508,562	612,222	508,070

Cash dividends declared per share	$—	$—	$—	$0.00625

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	December 1,	December 2,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$772,500	$420,818
Short-term investments	1,508,379	1,280,016
Trade receivables, net	356,815	173,245
Other receivables	51,851	31,504
Inventories	3,596	3,480
Deferred income taxes	155,613	59,548
Prepaid expenses and other current assets	35,715	40,805
Total current assets	2,884,469	2,009,416

Property and equipment, net	219,317	103,549
Goodwill	2,149,494	118,683
Purchased and other intangibles, net	506,405	16,477
Investment in lease receivable	126,800	126,800
Other assets	68,183	66,228

Total assets	$5,954,668	$2,441,153

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$55,031	$41,042
Accrued expenses	297,550	226,915
Accrued restructuring	10,088	70
Income taxes payable	177,877	154,529
Deferred revenue	130,310	57,839
Total current liabilities	670,856	480,395

Other long-term liabilities
Deferred revenue	32,644	9,731
Deferred income taxes	70,715	78,800
Accrued restructuring	21,984	—
Other long-term liabilities	7,982	7,063

Total liabilities	804,181	575,989

Stockholders’ equity:
Common stock, $0.0001 par value	56	54
Additional paid-in-capital	2,508,961	1,378,114
Retained earnings	3,316,402	2,811,982
Accumulated other comprehensive income (loss)	6,344	(914)
Deferred compensation	(57,352)	—
Treasury stock at cost, net of re-issuances	(623,924)	(2,324,072)
Total stockholders’ equity	5,150,487	1,865,164

Total liabilities and stockholders’ equity	$5,954,668	$2,441,153

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	December 1, 2006	December 2, 2005
Cash flows from operating activities:
Net income	$181,855	$156,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,543	16,453
Stock-based compensation	39,512	101
Deferred income taxes	(41,124)	33,226
Provision for losses on receivables	383	369
Tax benefit from employee stock option plans	—	19,050
Excess tax benefits from stock-based compensation	(61,531)	—
Net gains on sales and impairments of investments	(74,269)	(4,995)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Receivables	(78,358)	(7,993)
Other current assets	194	(4,075)
Trade and other payables	16,407	3,614
Accrued expenses	44,199	22,478
Accrued restructuring	(4,805)	—
Income taxes payable	104,006	(19,764)
Deferred revenue	38,163	7,560

Net cash provided by operating activities	237,175	222,275

Cash flows from investing activities:
Purchases of short-term investments	(515,209)	(280,294)
Maturities of short-term investments	81,810	91,347
Sales of short-term investments	281,512	345,359
Purchases of property and equipment	(23,549)	(10,791)
Purchases of long-term investments and other assets	(26,613)	(7,858)
Proceeds from sale of equity securities and other assets	82,302	97

Net cash provided by (used for) investing activities	(119,747)	137,860

Cash flows from financing activities:
Purchases of treasury stock	(200,163)	(500,007)
Proceeds from issuance of treasury stock	148,512	106,882
Excess tax benefits from stock-based compensation	61,531	—

Net cash provided by (used for) financing activities	9,880	(393,125)

Effect of foreign currency exchange rates on cash and cash equivalents	438	(360)

Net increase (decrease) in cash and cash equivalents	127,746	(33,350)

Cash and cash equivalents at beginning of period	644,754	454,168

Cash and cash equivalents at end of period	$772,500	$420,818

Non-GAAP Results

(In thousands, except per share data)

The following table shows Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended			Year Ended
	December 1, 2006	December 2, 2005	September 1, 2006	December 1, 2006	December 2, 2005

GAAP operating income	$161,492	$191,930	$110,033	$549,413	$728,434
SFAS 123R stock-based compensation*	30,006	—	27,186	106,846	—
Amortization of Macromedia deferred compensation*	9,505	—	15,471	63,686	—
Restructuring and other charges	(518)	—	32	19,733	—
Amortization of purchased intangibles and incomplete technology*	53,484	—	54,527	217,006	—
Non-GAAP operating income	$253,969	$191,930	$207,249	$956,684	$728,434

GAAP net income	$181,855	$156,251	$94,396	$504,420	$602,839
SFAS 123R stock -based compensation, net of tax	17,133	—	20,487	76,336	—
Amortization of Macromedia deferred compensation, net of tax	5,427	—	11,659	45,501	—
Restructuring and other charges, net of tax	(296)	—	24	14,098	—
Amortization of purchased intangibles and incomplete technology, net of tax	30,539	—	41,092	155,040	—
Investment (gain)loss, net of tax	(37,672)	(3,734)	3,827	(42,851)	975
Tax on foreign repatriation, net of tax	—	(1,043)	—	—	(28,693)
Non-GAAP net income	$196,986	$151,474	$171,485	$752,544	$575,121

Diluted net income per share:

GAAP net income	$0.30	$0.31	$0.16	$0.82	$1.19
SFAS 123R stock -based compensation, net of tax	0.03	—	0.03	0.13	—
Amortization of Macromedia deferred compensation, net of tax	0.01	—	0.02	0.07	—
Restructuring and other charges, net of tax	0.00	—	0.00	0.02	—
Amortization of purchased intangibles and incomplete technology, net of tax	0.05	—	0.07	0.26	—
Investment (gain)loss, net of tax	(0.06)	(0.01)	0.01	(0.07)	0.00
Tax on foreign repatriation, net of tax	—	(0.00)	—	—	(0.06)
Non-GAAP net income	$0.33	$0.30	$0.29	$1.23	$1.13

Shares used computing diluted net income per share	602,175	508,562	600,882	612,222	508,070

*See table below for classification on the Consolidated Statements of Income.

The following table shows the Company’s classification of SFAS 123R stock-based compensation, amortization of Macromedia deferred compensation, and amortization of purchased intangibles and incomplete technology on the Consolidated Statements of Income for the quarter ended December 1, 2006.

	Total Stock-based Compensation
Income Statement Classifications	SFAS 123R	Amortization of Macromedia Deferred Compensation(a)	Amortization of Purchased Intangibles and Incomplete Technology

Cost of revenue – products	$—	$—	$34,722	(a)
Cost of revenue – services and support	750	1,134	—
Research and development	13,506	3,656	1,000	(b)
Sales and marketing	9,897	3,276	—
General and administrative	5,853	1,439	—
Amortization of purchased intangibles	—	—	17,762	(a)
Total	$30,006	$9,505	$53,484

(a)      Relates to Macromedia acquisition

(b)      Charge for incomplete technology related to a small acquisition

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating expenses as a percent of revenue for the quarter ended December 1, 2006.

	Operating Expense as a Percent of Revenue
	Research and Development	Sales and Marketing	General and Administrative

GAAP	20.9%	32.6%	8.6%
SFAS 123R stock-based compensation	(2.0)%	(1.5)%	(0.9)%
Amortization of Macromedia deferred compensation	(0.6)%	(0.4)%	(0.1)%
Amortization of purchased intangibles and incomplete technology	(0.1)%	—	—
Non-GAAP	18.2%	30.7%	7.6%

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating expenses for the quarter ended December 1, 2006.

Operating Expenses

GAAP	$441,058
SFAS 123R stock-based compensation	(29,255)
Amortization of Macromedia deferred compensation	(8,372)
Restructuring and other charges	518
Amortization of purchased intangibles and incomplete technology	(18,762)
Non-GAAP	$385,187

The following table shows the Company’s reconciliation of non-GAAP to GAAP gross margin for the quarter ended December 1, 2006.

Gross Margin

GAAP	88.3%
SFAS 123R stock-based compensation	0.1%
Amortization of Macromedia deferred compensation	0.2%
Amortization of purchased intangibles and incomplete technology	5.1%
Non-GAAP	93.7%

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating margin for fiscal 2006 and 2005.

	2006	2005

GAAP	21.3%	37.0%
SFAS 123R stock-based compensation	4.1%	—
Amortization of Macromedia deferred compensation	2.5%	—
Restructuring and other charges	0.8%	—
Amortization of purchased intangibles and incomplete technology	8.4%	—
Non-GAAP	37.1%	37.0%

The following table shows the Company’s reconciliation of non-GAAP to GAAP effective tax rate for the quarter ended December 1, 2006.

Effective
Tax Rate

GAAP	26.1%
SFAS 123R stock-based compensation	0.5%
Amortization of Macromedia deferred compensation	0.1%
Amortization of purchased intangibles and incomplete technology	0.2%
Investment gain	1.1%
Non-GAAP	28.0%

First Quarter and Fiscal Year 2007 Non-GAAP Financial Targets

The following tables show Adobe’s non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2007		Fiscal Year 2007
	Low	High	Low	High

GAAP operating margin	19%	21%	25%	27%

Purchase accounting adjustments:
Amortization of purchased technology	4	4	4	4
Amortization of other intangibles and deferred compensation	4	5	3	3
Stock-based compensation impact of SFAS 123R	6	4	5	4
Non-GAAP operating margin	33%	34%	37%	38%

	First Quarter Fiscal 2007
	Low	High

Diluted net income per share:

GAAP earnings per share	$0.17	$0.20

Purchase accounting adjustments:
Amortization of purchased technology	0.03	0.03
Amortization of other intangibles and deferred compensation	0.03	0.03
Stock-based compensation impact of SFAS 123R	0.05	0.04
Non-GAAP earnings per share	$0.28	$0.30

Shares used in computing diluted net income per share	611.0	609.0

Adobe continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles and incomplete technology, amortization of Macromedia deferred compensation,  investment gains and losses, tax differences due to the timing and deductibility of certain adjustments, net tax impact of the repatriation of certain foreign earnings and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

For all fiscal 2006 periods presented, Adobe’s GAAP financial information and targets include the stock compensation impact of SFAS 123R, restructuring and other charges, amortization of purchased intangibles and incomplete technology, amortization of Macromedia deferred compensation, and tax differences due to the timing and deductibility of certain adjustments. Also, in accordance with GAAP, Adobe incurs investment gains and losses from its venture program. These charges are otherwise unrelated to Adobe’s ongoing business operations and are excluded from its non-GAAP financial information and targets.